Exhibit 10.3

June 15, 2021

Krystina Jones

Dear Krystina,

As part of the KLD response to the COVID-19 global pandemic, you previously agreed to temporarily adjust your base salary.  Effective at the beginning of the July 2, 2021 pay period, your pay will be restored to the amount prior to any voluntary, temporary pay reductions.

Current Temporary annualized salary (Total Wages):  $490,000

•	Base Salary: $340,000
•	Non-Recoverable Draw: $150,000

Fully restored annualized salary (Total Wages):  $575,000

•	Base Salary: $425,000
•	Non-Recoverable Draw: $150,000

All other terms and conditions of your employment remain unchanged.  Nothing in this letter constitutes a change to any of the terms and conditions of your current Sales Commission Plan.

To confirm your acceptance of the pay change, please sign and return this letter.

Sincerely,

/s/ Lindsey Hammond

Lindsey Hammond

VP, Global Talent

I accept the above change to my base salary and acknowledge that this change is now part of my employment agreement.

Name	Krystina Jones

Signature	/s/ Krystina Jones

Date	July 9, 2021

KLDiscovery Ontrack, LLC
8201 Greensboro Drive, Suite 300	kldiscovery.com
McLean, VA 22102